UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2013

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

100 Hayden Avenue
Lexington, Massachusetts, 02421
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 21, 2012, AMAG Pharmaceuticals, Inc. (the “Company”) submitted to the U.S. Food and Drug Administration (the “FDA”) a supplemental New Drug Application (the “sNDA”) under section 505(b) of the Federal Food, Drug, and Cosmetic Act for Feraheme® (ferumoxytol) Injection, 510 mg.  The sNDA seeks approval for a broader indication for Feraheme for the treatment of iron deficiency anemia (“IDA”) in adult patients who have failed or could not use oral iron.  On September 23, 2013, the Company received a notification from the FDA (the “Notification”) stating that, as part of its ongoing review of the Company’s sNDA, the FDA has identified deficiencies that preclude discussion of labeling and postmarketing requirements/commitments by September 23, 2013, a target date previously communicated by the FDA in a letter dated March 5, 2013.  The FDA stated that the Notification does not reflect a final decision on the information under review.

The Company plans to work with the FDA to resolve any outstanding issues.  Potential topics for discussions with the FDA could include, without limitation, technical and scientific information, labeling, post-marketing requirements/commitments, risk evaluation and mitigation strategies in connection with the current chronic kidney disease and the proposed IDA populations, new studies or re-analyses of existing data.  Under the guidelines of the Prescription Drug User Fee Act (“PDUFA”), the FDA has set October 21, 2013 as a target date for a decision on the sNDA.

A copy of the Notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

By filing this information, the Company makes no admission as to the materiality of any information in this report.  The information contained in this report is intended to be considered in the context of the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”) and other public announcements that the Company makes, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate.  Any such updating may be made through the filing of other reports or documents with the Commission, through press releases or through other public disclosure.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Any statements contained herein which do not describe historical facts, including but not limited to statements regarding the approval of the sNDA for a broader patient population, the Company’s expectations with regard to discussions and plans with the FDA and expectations as to the PDUFA date are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: (1) uncertainties regarding the Company’s and Takeda Pharmaceutical’s ability to successfully compete in the intravenous iron replacement market both in the U.S. and outside the U.S., including the EU, (2) uncertainties regarding the Company’s ability to compete in the oral mucositis market in the U.S., (3) uncertainties regarding the

Company’s ability to successfully and timely complete our clinical development programs and obtain regulatory approval for Feraheme/Rienso in the broader iron deficiency anemia indication both in the U.S. and outside of the U.S., including the EU, (4) the possibility that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso, (5) uncertainties regarding the manufacture of Feraheme/Rienso or MuGard, (6) uncertainties relating to the Company’s patents and proprietary rights both in the U.S. and outside the U.S., (7) the risk of an Abbreviated New Drug Application (ANDA) filing following the FDA’s recently published draft bioequivalence recommendation for ferumoxytol, and (8) other risks identified in the Company’s Commission filings, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and subsequent filings with the Commission.  The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1     FDA Notification from the Office of Hematology and Oncology Products received September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ William K. Heiden
President and Chief Executive Officer

Date: September 25, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	FDA Notification from the Office of Hematology and Oncology Products received September 23, 2013